UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 4, 2009

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2009, the Compensation Committee of the Board of Directors of IntriCon Corporation ("IntriCon") adopted the Annual Incentive Plan for Executives and Key Employees for Fiscal Year 2009 (the "2009 Incentive Plan"). Pursuant to the 2009 Incentive Plan, executive officers and selected key employees of IntriCon are eligible to receive incentive compensation based on (i) IntriCon exceeding certain net income targets for 2009 and (ii) achievement of designated strategic objectives. A participant will receive incentive compensation only if both the minimum net income target and some or all of the strategic objectives are achieved.

Based on IntriCon achieving 100% of targeted net income for 2009, Mr. Gorder would be eligible to receive incentive compensation equal to 50% of his 2009 salary and each of the other executive officers would be eligible to receive incentive compensation equal to 40% of their 2009 salary. In the event that IntriCon achieves 80% of targeted net income for 2009, Mr. Gorder would be eligible to receive incentive compensation equal to 25% of his 2009 salary and each of the other executive officers would be eligible to receive incentive compensation equal to 20% of their 2009 salary. In the event that IntriCon achieves 150% of targeted net income for 2009, Mr. Gorder would be eligible to receive incentive compensation equal to 75% of his 2009 salary and each of the other executive officers would be eligible to receive incentive compensation equal to 60% of their 2009 salary. Between these points, the amount of the incentive compensation available will increase or decrease proportionately based upon IntriCon achieving more or less than targeted net income; however, no incentive compensation will be paid if IntriCon achieves less than 80% of targeted net income and the maximum incentive compensation payable is capped at IntriCon achieving 150% of target net income. IntriCon will establish weighted strategic objectives for the executives and, in all cases, the amount of incentive compensation paid will depend on the extent to which strategic objectives are satisfied.

The following table shows the potential amounts payable to the current named executive officers under the 2009 Incentive Plan at different levels of target net income, assuming, in each case, that all of the strategic objectives are met:

	Potential incentive compensation payable under the 2009 Incentive Plan at the following levels of target net income:
	Minimum (80% of target net income)	Target (100% of target net income)	Maximum (150% of target net income)
Name	Potential Incentive Compensation
Mark S. Gorder	$87,500	$175,000	$262,500
Scott Longval	33,000	66,000	99,000
Steven M. Binnix	35,000	70,000	105,000
Christopher D. Conger	37,000	74,000	111,000
Michael P. Geraci	40,000	80,000	120,000
Dennis L. Gonsior	37,000	74,000	111,000

Any incentive payments will be paid upon final approval of the Compensation Committee, contingent upon completion of the year-end audited financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IntriCon Corporation
	By:	/s/ Scott Longval
Date: February 10, 2009		Scott Longval Chief Financial Officer